Exhibit 99.1

FOR IMMEDIATE RELEASE

Genesis HealthCare Contact:
Investor Relations
610-925-2000

GENESIS HEALTHCARE ANNOUNCES PRELIMINARY 2016 GROWTH
OUTLOOK AND ADJUSTS 2015 GUIDANCE

KENNETT SQUARE, PA – (January 25, 2016) – Genesis HealthCare, Inc. (Genesis, or the Company) (NYSE:GEN), one of the largest post-acute care providers in the United States, today announced that it expects to deliver 6% year-over-year EBITDAR growth and more than 13% of EBITDA growth in 2016, building on its expected 2015 EBITDAR growth of 6% and EBITDA growth of nearly 14%.

“Genesis is positioned for continued growth by executing on strategic acquisitions, growing in innovative care delivery segments, driving synergies and operating cost efficiencies as well as selling non-core assets,” said George V. Hager, Jr., Chief Executive Officer of Genesis.  “In 2015, we completed the combination with Skilled Healthcare, grew our therapy contract count by 16%,  effectively managed operating expenses and completed the December acquisition of 19 Revera facilities. Despite a number of factors that adversely effected our fourth quarter, we expect to deliver 6% year-over-year EBITDAR growth and nearly 14% EBITDA growth at the midpoint of our revised full year guidance.”

“These and our other 2015 accomplishments provide a strong foundation for anticipated growth in 2016,” Hager continued. “We expect to deliver midpoint EBITDAR growth of 6% and EBITDA growth of 13%, accompanied by further progress on our strategic, operational and capital strengthening initiatives.”

Adjusted 2015 Guidance

Genesis adjusted its fourth quarter and full year 2015 guidance due to factors described below. This preliminary financial information is based on management’s estimates derived from current information and is subject to revision upon finalization of Genesis’ accounting and financial reporting procedures and completion of the annual audit. Genesis plans to report results on February 22, 2016, and now expects to report non-GAAP fourth quarter and full year 2015 earnings within the following ranges:

	Adjusted Preliminary Estimates			Adjusted Preliminary Estimates
	Three Months Ended			Twelve Months Ended
	December 31, 2015			December 31, 2015
($ in millions, except EPS)	Low	Mid	High	Low	Mid	High
Adjusted Net Revenues	$1,410.0	$1,425.0	$1,440.0	$5,628.0	$5,643.0	$5,658.0
Adjusted EBITDAR	158.0	161.0	164.0	730.0	733.0	736.0
Adjusted EBITDA	36.0	39.0	42.0	246.0	249.0	252.0
Adjusted Diluted (Loss) Earnings Per Share	$(0.06)	$(0.05)	$(0.04)	$0.21	$0.22	$0.23

Preliminary results for the fourth quarter of 2015 were primarily impacted by three items:

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Approximately $15 million of higher than expected self-insurance reserve adjustments principally as a consequence of recently concluded actuarially estimated professional liability exposure largely related to adverse claims development on open policy periods;

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Approximately $6 million of higher bad debt expense, principally associated with the former Skilled Healthcare facilities, which coincides with system conversions and operational integration activities that began in the summer of 2015; and

•	Approximately $5 million from lower than expected organic revenue growth in both the inpatient and rehabilitation therapy business segments.

Full Year 2016 Preliminary Guidance

The Company’s full year 2016 preliminary guidance range is outlined in the table below.

				2016 Preliminary Guidance
	2016 Preliminary Guidance			% Change from Mid-Point
($ in millions, except EPS)	Low	Mid	High	of Adjusted 2015 Guidance
Adjusted Net Revenues	$5,700.0	$5,750.0	$5,800.0	2%
Adjusted EBITDAR	765.0	780.0	795.0	6%
Adjusted EBITDA	267.0	282.0	297.0	13%
Adjusted Diluted (Loss) Earnings Per Share	$0.19	$0.24	$0.29

Genesis expects to further improve fixed charge coverage to 1.35x based on mid-point 2016 guidance compared with 1.31x  estimated in 2015 and 1.20x in 2014.

The Company’s preliminary 2016 earnings guidance is based upon, among other things, the following assumptions:

•	Full year operations of the 19 new Revera buildings and Premier Rehab purchased in December 2015;
•	Divestiture of 18 Kansas assisted living facilities completed in January 2016;
•	Sale of non-core assets (staffing, hospice and homecare businesses);
•	Refinancing of Legacy Skilled and Revera buildings to HUD and other permanent mortgage financing is completed by the end of 2016;
•	Weighted average Medicaid rate growth of less than 1% in 2016;
•	Continuation of the occupancy and skilled mix headwinds experienced in 2015;
•	Professional liability and bad debt expense levels in 2016 at levels comparable to 2015;
•	Facility buy-back component of the REIT partnership agreements will not occur in 2016;

•	Incremental year-over-year synergies of $11 million from the Skilled Healthcare combination;
•	Based on 156.1 million diluted weighted average common shares outstanding and common stock equivalents on a fully-exchanged basis.

Non-GAAP Financial Measures

This release contains the following non-GAAP financial measures which we believe are useful to investors as key measures of our operating performance and liquidity: Adjusted EBITDAR and Adjusted EBITDA. For a discussion of the reasons why the Company utilizes non-GAAP financial measures and believes that the presentation of such measures provides useful information to lessors, credit and equity investors regarding the Company’s financial condition and results of operations, see the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission on November 5, 2015.

A reconciliation of final Adjusted EBITDAR and final Adjusted EBITDA to net income (loss) for the three months and full year ended December 31, 2015 will be included in the Company's release of fourth quarter and full year 2015 financial results as discussed above. For a reconciliation of these measures for the three and nine-months ended September 30, 2015, see the Current Report on Form 8-K furnished to the U.S. Securities and Exchange Commission on November 5, 2015.

Fourth Quarter and Full Year 2015 Release and Earnings Call

Genesis expects to report final results for the full year and fourth quarter ended December 31, 2015 after the market closes on Monday, February 22, 2016. A conference call will be held at 8:30 a.m. Eastern Time on Tuesday, February 23, 2016 to discuss final financial results for the fourth quarter and year ended December 31, 2015.  Investors can access the conference call by calling (855) 849-2198 or live via a listen-only webcast through the Genesis web site at http://www.genesishcc.com/investor-relations/, where a replay of the call will also be posted for one year. Full information about the detailed results from the fourth quarter along with underlying assumptions associated with the company’s 2016 guidance will be available during the scheduled call.

About Genesis HealthCare

Genesis HealthCare (NYSE: GEN) is a holding company with subsidiaries that, on a combined basis, comprise one of the nation's largest post-acute care providers with more than 500 skilled nursing centers and assisted/senior living communities in 34 states nationwide. Genesis subsidiaries also supply rehabilitation and respiratory therapy to more than 1,700 healthcare providers in 45 states,  the District of Columbia and China.  References made in this release to "Genesis," "the Company," "we," "us" and "our" refer to Genesis HealthCare and each of its wholly-owned companies. Visit our website at www.genesishcc.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue,” “pursue, “plans” or “prospect,” or the negative or other variations thereof or comparable terminology. They include, but are not limited to, statements about Genesis’ expectations and beliefs regarding its future financial performance, anticipated acquisitions, anticipated divestitures, anticipated refinancing opportunities and anticipated synergies.

The financial results presented in this release are preliminary and may change. This preliminary financial information includes calculations or figures that have been prepared internally by management and have not been reviewed or audited by our independent registered public accounting firm. There can be no assurance that the Company’s actual results for the periods presented herein will not differ from the preliminary financial data presented herein and such changes could be material. This preliminary financial data should not be viewed as a substitute for full financial statements prepared in accordance with GAAP and is not necessarily indicative of the results to be achieved for any future periods.

Actual results may differ materially from anticipated results. The forward-looking statements contained in this release are based on current expectations and projections about future events, including the assumptions stated in this release, and there can be no assurance that they will be achieved or occur, in whole or in part, in the timeframes anticipated by the Company or at all. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Genesis may differ materially from that expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to, the following:

•	reductions in Medicare reimbursement rates, or changes in the rules governing the Medicare program could have a material adverse effect on our revenues, financial condition and results of operations;
•	continued efforts of federal and state governments to contain growth in Medicaid expenditures could adversely affect our revenues and profitability;
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recent federal government proposals could limit the states’ use of provider tax programs to generate revenue for their Medicaid expenditures, which could result in a reduction in our reimbursement rates under Medicaid;

•	revenue we receive from Medicare and Medicaid is subject to potential retroactive reduction;
•	our success is dependent upon retaining key executives and personnel;
•	health reform legislation could adversely affect our revenue and financial condition;
•	annual caps that limit the amounts that can be paid for outpatient therapy services rendered to any Medicare beneficiary may negatively affect our results of operations;
•	we are subject to a Medicare cap amount for our hospice business. Our net patient service revenue and profitability could be adversely affected by limitations on Medicare payments;
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we are subject to extensive and complex laws and government regulations. If we are not operating in compliance with these laws and regulations or if these laws and regulations change, we could be required to make significant expenditures or change our operations in order to bring our facilities and operations into compliance;

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we face inspections, reviews, audits and investigations under federal and state government programs, such as the Department of Justice, and contracts. These investigations and audits could have adverse findings that may negatively affect our business, including our results of operations, liquidity and financial condition;

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significant legal actions, which are commonplace in our professions, could subject us to increased operating costs and substantial uninsured liabilities, which would materially and adversely affect our results of operations, liquidity and financial condition;

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insurance coverages, including professional liability coverage, may become increasingly expensive and difficult to obtain for health care companies, and our self-insurance may expose us to significant losses;

•	we may be unable to reduce costs to offset decreases in our patient census levels or other expenses completely;
•	future acquisitions may use significant resources, may be unsuccessful and could expose us to unforeseen liabilities and integration risks;
•	we lease a significant number of our facilities and may experience risks relating to lease termination, lease expense escalators, lease extensions and special charges;
•	our substantial indebtedness could adversely affect our financial health and prevent us from fulfilling our financial obligations;
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following the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc., we may not be able to continue to integrate our operations successfully, which could adversely affect us and the market price of our common stock;

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we have incurred substantial costs and expect to incur additional transaction and integration costs in connection with the combination of FC-GEN Operations Investment LLC and Skilled Healthcare Group, Inc;

•	the holders of a majority of the voting power of Genesis’ common stock have entered into a voting agreement, and the control group’s interests may conflict with other holders;

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some of our directors are significant stockholders or representatives of significant stockholders, which may present issues regarding diversion of corporate opportunities and other potential conflicts;

•	we are a “controlled company” within the meaning of NYSE rules and, as a result, qualify for and rely on exemptions from certain corporate governance requirements; and
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it can be difficult to attract and retain qualified nurses, therapists, healthcare professionals and other key personnel, which, along with a growing number of minimum wage and compensation related regulations, can increase our costs related to these employees.

The Company’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and other filings with the U.S. Securities and Exchange Commission discuss the foregoing risks as well as other important risks and uncertainties of which investors should be aware. Any forward-looking statements contained herein are made only as of the date of this release. Genesis disclaims any obligation to update its forward-looking statements or any of the information contained in this release. Investors are cautioned not to place undue reliance on these forward-looking statements.

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